EXECUTION VERSION

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES INTO WHICH THEY MAY BE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.
NG ADVANTAGE LLC
CONVERTIBLE PROMISSORY NOTE
Up to $5,000,000.00                    Original Issuance Date: February 15, 2019
FOR VALUE RECEIVED, NG Advantage LLC, a Delaware limited liability company (the “Company”), promises to pay to Clean Energy, a California corporation (“Clean Energy,” and Clean Energy or such other Person as is the registered holder of this Note, the “Holder”), or its registered assigns, the principal sum of up to Five Million Dollars ($5,000,000.00) (such amount, the “Maximum Principal Amount”), or such lesser amount as shall equal the outstanding principal amount hereunder, together with interest on the unpaid principal balance accrued from the date on which a Delayed Draw Loan (as defined below) is first made by the Holder pursuant to this Convertible Promissory Note (this “Note”), at a rate equal to 3.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All amounts owed under this Note shall be unsecured indebtedness of the Company.
This Note is issued pursuant to the terms of that certain Note Purchase Agreement dated as of February 15, 2019 (the “Agreement”), by and between the Company and Clean Energy.
The following sets forth the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, and the Company agree:
1.Delayed Draw Loans; Draw Down Requests. On the terms and subject to the conditions of this Note, the Holder agrees to make loans to the Company hereunder (each, a “Delayed Draw Loan”) in an aggregate amount not to exceed the Maximum Principal Amount. The Company may, from time to time and at its election, request from the Holder one or more Delayed Draw Loans hereunder by executing and delivering a request letter in substantially the form attached hereto as Exhibit A (each, a “Draw Down Request”); provided that (a) the Company shall not deliver any Draw Down Request if an Event of Default has occurred and is continuing hereunder, and (b) the Company shall not deliver any Draw Down Request after June 30, 2019. No later than ten (10) days following the Holder’s receipt of a Draw Down Request executed and delivered in accordance with the terms and conditions of this Note, the Holder shall deliver to the Company as a Delayed Draw Loan the amount set forth in the Draw Down Request by wire transfer to the account of the Company as set forth in the Draw Down Request. Upon the Company’s receipt of the proceeds from each Delayed Draw Loan, the amount of such proceeds shall automatically be added to the outstanding principal amount hereunder. Notwithstanding anything to the contrary in this Note, the aggregate amount of all Delayed Draw Loans requested pursuant to all Delayed Draw Requests shall not at any time exceed the Maximum Principal Amount.
2.    Maturity Date. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (a) the four (4)-year anniversary of the date on which this Note is first issued, as set forth above (the “Original Issuance Date”) (the “Maturity Date”), or (b) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by the Holder or made automatically due and payable, in each case, in accordance with the terms hereof.
3.    Payments.
(a)    Interest. All accrued and unpaid interest hereunder shall be payable on the Maturity Date.
(b)    Prepayment. The Company shall not prepay the outstanding principal amount owed under this Note prior to the two (2)-year anniversary of the Original Issuance Date without the prior written consent of Clean Energy. The Company shall be entitled to prepay the outstanding principal amount owed under this Note, in whole or in part, at any time on or after the two (2)-year anniversary of the Original Issuance Date. Any such amounts that are prepaid may not be reborrowed. The Company may, at its election and at any time, prepay, in whole or in part, accrued and unpaid interest hereunder.
(c)    Mandatory Prepayment. In the event of a Change of Control, the outstanding principal amount of this Note, plus all accrued and unpaid interest, in each case that has not been converted into equity securities pursuant to Section 4, shall be due and payable immediately prior to the closing of such Change of Control.
4.    Conversion.
(a)    Voluntary Conversion. The Holder may, at any time and from time to time prior to the Company’s payment in full of all amounts owed hereunder, convert, in whole or in part, the outstanding principal amount of this Note and the accrued and unpaid interest under this Note into fully paid and nonassessable Common Units at a price per unit equal to the then-applicable Conversion Price.
(b)    Voluntary Conversion Upon a Change of Control or Initial Public Offering. If, prior to the Company’s payment in full of all amounts owed hereunder, a Change of Control or an Initial Public Offering occurs, then the Holder shall have the right, at the Holder’s election, to convert, in whole or in part, the outstanding principal amount of this Note and all accrued and unpaid interest under this Note as of immediately prior to such Change of Control or Initial Public Offering into fully paid and nonassessable Common Units at a price per unit equal to the Conversion Price.
(c)    Adjustments. The Conversion Price and/or the number of Common Units into which this Note may be converted shall be subject to adjustment from time to time as set forth in this Section 4(c). Upon the occurrence of each such adjustment, the Company shall, at the request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number of Common Units, describing the transactions giving rise to such adjustment and showing in reasonable detail the facts upon which such adjustment is based.
(i)    Subdivisions; Combinations. If the Company at any time while this Note is outstanding subdivides (by any unit split, unit distribution, recapitalization or otherwise) its outstanding Common Units into a greater number of units, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Common Units obtainable upon conversion of this Note shall be proportionately increased. If the Company at any time combines (by reverse unit split or otherwise) its outstanding Common Units into a smaller number of units, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Common Units obtainable upon conversion of this Note shall be proportionately decreased.
(ii)    Distributions. During such time as this Note is outstanding, if the Company shall, at any time after the Original Issuance Date, declare or make any distribution of its assets (or rights to acquire its assets) to holders of its Common Units, by way of return of capital or otherwise (including any distribution of cash, units, stock or other securities, property or options by way of a spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but excluding any Tax Distribution (as defined in the Operating Agreement)) (a “Distribution”), then, in each such case, upon the conversion of this Note, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Units acquirable upon full conversion of the outstanding principal amount of this Note (without regard to any limitations on exercise hereof) immediately before the date of such Distribution.
(iii)    Reclassification. If any reclassification of the equity of the Company shall be effected at any time while this Note is outstanding in such a way that holders of Common Units shall be entitled to receive units, stock, securities or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made so that the Holder hereof shall thereafter have the right to receive upon a conversion of this Note (in lieu of the Common Units immediately theretofore receivable upon the conversion of this Note) such units, stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of then outstanding Common Units equal to the number of Common Units immediately theretofore receivable upon conversion of this Note. In any such reclassification, appropriate provision shall be made with respect to the rights and interests of the Holder of this Note so that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of Common Units receivable upon conversion of this Note) shall thereafter be applicable, as nearly as possible, in relation to any units, stock, securities or other assets or property thereafter deliverable upon the conversion hereof.
(d)    Conversion Procedures.
(i)    Mechanics. If this Note is to be converted, the Holder shall deliver a written conversion notice to the Company, which shall notify the Company of its election to convert pursuant to Section 4(a) or Section 4(b) and specify the principal amount of the Note and accrued and unpaid interest under the Note to be converted. Any such conversion shall be effective as of the close of business on the date on which such written conversion notice is delivered to the Company in accordance with the terms of this Note, and as soon as practicable thereafter, the Company shall (A) update its unit ledger and all other applicable books and records to reflect the issuance to the Holder of the number of Common Units issuable upon such conversion and (B) deliver to the Holder a check payable to the Holder for any cash amounts owed as described in Section 4(d)(ii). If any such conversion is for all outstanding amounts owed under this Note, then, concurrently with or as soon as practicable after delivery of such a written conversion notice, the Holder shall deliver to the Company the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed) for cancellation.
(ii)    No Fractional Common Units. No fractional Common Units shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional Common Units to the Holder upon a conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the applicable Conversion Price by the fraction of a Common Unit not so issued.
(iii)    Effect of Conversion. At such time as the conversion of all or any portion of this Note has been effected as set forth in Section 4(d)(i), the rights of the Holder under this Note, to the extent of the conversion, shall cease, and the Holder shall thereafter be deemed to have become the holder of record of the Common Units issuable upon such conversion (whether or not this Note has been delivered to the Company for cancellation in the event such conversion is for all outstanding amounts owed under this Note). Upon conversion of this Note in full and the payment of any cash amounts owed pursuant to Section 4(d)(ii), the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation as set forth in Section 4(d)(i).
(iv)    Compliance with Laws and Regulations. The Company shall take all such actions as may be necessary to ensure that all Common Units issued upon conversion of all or any portion of this Note may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which such Common Units may be then listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance).
(e)    Notices. In the event of:
(i)    Any distribution to any holders of any class of securities of the Company (other than a Tax Distribution, as defined in the Operating Agreement) or any grant to any such holders of a right to subscribe for, purchase or otherwise acquire any units or any other securities or property, or to receive any other right;
(ii)    Any capital reorganization of the Company, any reclassification or recapitalization of the equity of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or
(iii)    Any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, at least ten (10) days prior to the earliest date specified herein, mail to the Holder a notice specifying (A) the date on which the distribution or right is to be made and the amount and character of such distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the date for determining the Company’s members entitled to vote thereon.
5.    Subordination.
(a)    By accepting this Note, the Holder agrees that all payments on account of the Obligations of the Company to the Holder under this Note or in connection herewith (the “Subordinated Indebtedness”) shall be subordinate and subject in right of payment, to the extent and in the manner set forth herein, to the prior payment in full in cash of the Senior Indebtedness (as defined below).
(b)    In the event of any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities, upon the dissolution, winding up or total or partial liquidation or reorganization, readjustment, arrangement or similar proceeding relating to the Company or its property or assets, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshalling or composition of the assets and liabilities of the Company or otherwise, all amounts owing on account of the Senior Indebtedness shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made.
(c)    This Section 5 is intended solely for the purpose of defining the relative rights against the Company of the Holder, on the one hand, and the Senior Lenders, on the other hand. Nothing contained herein shall (i) impair, as between the Company and the Holder, the obligation of the Company to pay the principal of or interest on this Note and its other Obligations with respect to the Subordinated Indebtedness as and when the same shall become due and payable in accordance with the terms thereof, or (ii) otherwise affect the relative rights against the Company of the Holder, on the one hand, and the creditors of the Company (other than the Senior Lenders), on the other hand.
(d)    The Holder, by its acceptance hereof, agrees to negotiate in good faith with any Senior Lender regarding the terms and provisions, which shall be consistent with this Section 5, of such subordination agreements and related instruments and documents as may be reasonably requested by such Senior Lender to effectuate the purposes of this Section 5.
6.    Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:
(a)    Failure to Pay. The Company shall fail to pay (i) any principal payment on the due date therefor in accordance with the terms of this Note or (ii) any interest payment or other payment required under the terms of this Note on the due date therefor and such payment shall not have been made within five (5) days after the Company’s receipt of written notice to the Company of such failure to pay;
(b)    Breaches of Covenants. The Company shall fail to observe or perform any covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 6(a)) or in the Agreement and such failure shall continue for ten (10) days after the Company’s receipt of written notice to the Company of such failure;
(c)    Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in this Note, the Agreement or in connection therewith shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;
(d)    Breaches of Other Agreements. Any breach or default by the Company shall exist under any agreement of the Company with any third party or parties that evidences any Senior Indebtedness or involves obligations (contingent or otherwise) of, or payments to, the Company in excess of $1,000,000;
(e)    Material Adverse Effect. A Material Adverse Effect (as defined in the Agreement) shall have occurred;
(f)    Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property or assets by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;
(g)    Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of its property or assets, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered on such proceeding shall not be dismissed or discharged within sixty (60) days after commencement; or
(h)    Judgments. A final judgment or order for the payment of money in excess of $1,000,000 (exclusive of amounts covered by insurance) shall be rendered against the Company by any court or other governmental authority and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.
7.    Upon an Event of Default.
(a)    Company’s Notice Obligations. Upon the occurrence of any Event of Default, the Company shall, as soon as possible and in any event within three (3) days after the occurrence thereof, provide to the Holder written notice of each event which either (a) is an Event of Default, or (b) with the giving of notice or lapse of time or both would be an Event of Default, in each case setting forth the details of such event and the action the Company proposed to take with respect thereto.
(b)    Rights of the Holder. Upon the occurrence of any Event of Default other than an Event of Default set forth in Sections 6(f) or 6(g), and at any time thereafter during the continuation of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding Obligations of the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default set forth in Sections 6(f) and 6(g), immediately and without notice, all outstanding Obligations of the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuation of any Event of Default, the Holder may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.
8.    Definitions. As used in this Note, the following capitalized terms have the meanings given to them below:
(a)    “Change of Control” shall mean (i)  any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Managers or an equivalent body, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.
(b)    “Common Units” shall mean the Company’s Common Units or any class or type of security into which the Company’s Common Units may be converted or for which the Company’s Common Units may be exchanged in connection with any recapitalization, conversion to the corporate form, or any other similar transaction.
(c)    “Conversion Price” shall mean $2.50 per Common Unit, as adjusted as set forth in Section 4(c).
(d)    “Initial Public Offering” shall mean the closing of the Company’s first public offering of any of the Company’s securities pursuant to a registration statement filed and declared effective under the Securities Act.
(e)    “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, without limitation, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq., as amended from time to time) (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.
(f)    “Operating Agreement” shall mean Company’s Amended and Restated Limited Liability Company Operating Agreement dated July 14, 2017, as subsequently amended on February 28, 2018, October 1, 2018 and on or about the date hereof and as amended from time to time after the date hereof.
(g)    “Person” shall mean and include an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, joint venture or other entity or a governmental authority.
(h)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(i)    “Senior Indebtedness” shall mean any indebtedness, liabilities and other obligations of the Company to any Senior Lender with respect to any working capital, revolving credit or other line of credit facility, any term loan facility, or any other extension of credit by such Senior Lender, except for indebtedness or other obligations which are specifically designated not to be Senior Indebtedness for purposes of this Note in the instruments evidencing such indebtedness or obligations or which by their terms are subordinated to any other category or class of indebtedness of the Company.
(j)    “Senior Lender” shall mean any bank, insurance company or financial institution engaged in the business of lending money.
(k)    “Subordinated Debt Payment” means any payment or distribution by or on behalf of the Company, directly or indirectly, of assets of the Company of any kind or character, whether in cash, property or securities, for or on account of the Subordinated Indebtedness.
9.    Miscellaneous.
(a)    Successors and Assigns; Transfers.
(i)    Subject to the restrictions on transfer described in this Section 9(a), the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(ii)    The Holder shall be entitled to transfer, assign or otherwise dispose of this Note and the securities into which this Note may be converted at any time and from time to time; provided that the Holder shall give prior written notice to the Company of any such transfer, assignment or other disposition. Each Note so transferred and each certificate representing other securities so transferred shall bear a legend in substantially the form set forth on the first page of this Note as to the applicable restrictions on transferability to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required to ensure compliance with the Securities Act. Subject to the foregoing, transfers, assignments or other dispositions of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed) for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereunder and for all other purposes whatsoever, whether or not this Note shall be overdue.
(iii)    Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.
(b)    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed: (i) if to the Holder, to the attention of the Sr. Vice President, Corporate Transactions, and Chief Legal Officer of Clean Energy at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, or at nate.jensen@cleanenergyfuels.com (email address), or at such other address as such Holder shall have furnished the Company in writing in accordance with this Section 9(b); and (ii) if to the Company, to the attention of the Chief Executive Officer of the Company at 480 Hercules Drive, Colchester, Vermont 05446, or at rbiasetti@ngadvantage.com (email address), or at such other address as the Company shall have furnished the Holder in writing in accordance with this Section 9(b). Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (A) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (B) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (C) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
(c)    Amendment. Except as expressly provided herein, neither this Note nor any term hereof may be amended or waived other than by a written instrument signed by the Company and the Holder. Any such amendment or waiver effected in accordance with this Section 9(c) shall be binding upon each Holder of this Note or any securities issuable upon conversion hereof, including any future holder of such securities.
(d)    Severability. If any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Note, and such court will replace such illegal, void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Note shall be enforceable in accordance with its terms.
(e)    Payment. Unless converted into Common Units pursuant to the terms hereof, all payments hereunder shall be made in immediately available lawful tender of the United States.
(f)    Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, the portion of the interest payment representing such excess shall be deemed a payment of principal and applied against the principal of this Note.
(g)    Company Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
(h)    No Waiver by the Holder. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Holder upon the occurrence of any Event of Default shall impair any such right, power or remedy of the Holder, nor shall it be construed to be a waiver of any such Event of Default, or an acquiescence therein, or of or in any similar Event of Default thereafter occurring, nor shall any waiver of any single Event of Default be deemed a waiver of any other Event of Default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of any Event of Default that may occur under this Note, or any waiver on the part of the Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
(i)    Governing Law. This Note shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.
(j)    Waiver of Jury Trial. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS NOTE.
(Signature Page Follows)

The Company has caused this Convertible Promissory Note to be issued as of the date first written above.

NG ADVANTAGE LLC
a Delaware limited liability company

By:/s/ Michael M. Parker
Name: Michael M. Parker
Title: Acting CFO

EXHIBIT A
Draw Down Request
Clean Energy
4675 MacArthur Court, Suite 800
Newport Beach, California 92660
Attn: Sr. Vice President, Corporate Transactions,
and Chief Legal Officer
[•], 2019
Re: Draw Down Request
Dear Mr. Jensen,
Pursuant and subject to the terms of that certain Convertible Promissory Note (“Note”) issued to Clean Energy (the “Holder”) by NG Advantage LLC (the “Company”) on the Original Issuance Date of February __, 2019, the Company hereby delivers this Draw Down Request for a Delayed Draw Loan in an amount equal to [•] Dollars ($[•]). The Company’s wire instructions for payment of such Delayed Draw Loan are set forth below. Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Note.
The Company represents and warrants to the Holder that (i) no Event of Default has occurred and is continuing as of the date hereof and (ii) after giving effect to this Draw Down Request and the Draw Down Loan requested herein, the Company shall not have exceeded the Maximum Principal Amount.

NG ADVANTAGE LLC

By:
Name:
Title:

Company Wire Instructions: